UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2009

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 26, 2009, Robert J. Perez was appointed to serve as a member of the Board of Directors of AMAG Pharmaceuticals, Inc.

Mr. Perez is currently the Executive Vice President and Chief Operating Officer at Cubist Pharmaceuticals, Inc. and is responsible for Commercial Operations, Business Development, Technical Operations, the Cubicin® (daptomycin for injection) Development Team and Information Technology.  Mr. Perez joined Cubist in 2003 as Senior Vice President, Sales and Marketing, and led the launch of Cubicin.  Prior to joining Cubist, Mr. Perez spent approximately nine years at Biogen, Inc. where he held several leadership positions.  From 2001 to 2003, he served as the Vice President-CNS Business Unit, where he was responsible for the commercial leadership of an $800 million neurology business unit and from 1995 to 2001, held positions of increasing responsibility within the commercial organization. From 1987 to 1995, Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals. Mr. Perez holds an MBA from The Anderson School at UCLA and a BS from California State University, Los Angeles.

As of the date of this report, the Board has not determined which, if any, committee or committees of the Board Mr. Perez will join.

In connection with his appointment as a non-employee director, at the next regular meeting of the Board, Mr. Perez will be granted an option to purchase 10,000 shares of the Company’s common stock at an exercise price equal to the per share fair market value of the Company’s common stock on the date of grant. This option will vest in equal annual installments over a four-year period, for so long as he continues to serve as a Director, and will have a ten-year term. The grant made to Mr. Perez described above is in lieu of the grant that would have otherwise been made under the terms of the Company’s non-employee director compensation policy, which had previously been filed by the Company.  Mr. Perez will be entitled to all other applicable compensation described in the Company’s non-employee director compensation policy.  The Company will also enter into an indemnification agreement with Mr. Perez, in substantially the same form entered into with the other members of the Board.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

99.1                                                   Press Release dated January 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: January 26, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 26, 2009.